UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

REGENEREX PHARMA, INC

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53230	98-0479983
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive #177 Las Vegas, NV	89108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 761-7479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

Status of Periodic Reports and Efforts to Become Current in SEC Filings

Regenerex Pharma, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide an update to its shareholders and other interested parties regarding the status of the Company’s periodic reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company recently completed and filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”). The 2025 Form 10-K was filed after the applicable filing deadline.

The Company is currently working to complete and file its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 (collectively, the “Outstanding Quarterly Reports”). The Outstanding Quarterly Reports have not yet been filed with the Securities and Exchange Commission (the “SEC”) and are therefore delinquent.

The Company acknowledges that it did not file Notifications of Late Filing on Form 12b-25 with respect to the Outstanding Quarterly Reports. The Company is making this disclosure to provide transparency to its shareholders and the investment community regarding the status of its SEC reporting obligations.

The delay in completing the Outstanding Quarterly Reports has primarily resulted from the substantial additional accounting, reconciliation, financial reporting, and related review work required in connection with the completion and filing of the Company's 2025 Form 10-K and the preparation of the Company's quarterly financial statements and related disclosures. The Company has undertaken additional procedures to review and reconcile its financial information and supporting records in order to complete the Outstanding Quarterly Reports and establish a reliable basis for its ongoing periodic reporting.

Management, together with the Company's accounting and financial reporting personnel and other professional advisors, is actively working to complete the Outstanding Quarterly Reports and bring the Company current with its SEC periodic reporting obligations as promptly as practicable.

The Company recognizes the importance of timely, accurate, and complete financial reporting to its shareholders and the investment community. Management is taking steps to strengthen and improve the Company's financial reporting and filing processes with the objective of maintaining timely compliance with its periodic reporting obligations going forward.

The Company does not currently anticipate that the delayed filing of the Outstanding Quarterly Reports will result in any change to the Company's operations, business strategy, or ongoing business activities. The Company continues to conduct its business in the ordinary course and remains focused on its existing business operations and objectives.

The Company will continue to work diligently toward completion and filing of the Outstanding Quarterly Reports and intends to file such reports as soon as practicable. The Company will provide additional information through its SEC filings as appropriate.

The Company cautions shareholders and other interested parties that, until the Outstanding Quarterly Reports are filed, the Company's financial information for the respective quarterly periods should be considered incomplete and should be evaluated in conjunction with the Company's other filings with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that may constitute forward-looking statements within the meaning of applicable federal securities laws, including statements regarding the Company's efforts and expectations concerning the timing of the completion and filing of its Outstanding Quarterly Reports, the Company's financial reporting processes, and the Company's expectations regarding its operations and business activities.

These forward-looking statements are based upon the Company's current expectations, plans, assumptions, and beliefs and are subject to risks and uncertainties that could cause actual results or events to differ materially from those anticipated or implied by such statements. Factors that could cause actual results or events to differ include, among other things, the Company's ability to complete its accounting and financial reporting processes, the completion of required reviews, the availability and accuracy of financial information and supporting documentation, and other matters that may arise in connection with the preparation and filing of the Outstanding Quarterly Reports.

The Company undertakes no obligation to update or revise any forward-looking statements, except as may be required by applicable law.

Contact: Regenerex Pharma, Inc.

Company Ph: 877-761-RGPX (7479)

Investor Relations Ph: (305) 927-5191

Email: investors@regenerexpharmainc.com

regenerexpharma.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGENEREX PHARMA, INC.

	By:	/s/ Greg Pilant
Date: Sept 1, 2026	Name:	Greg Pilant
	Title:	Chief Executive Officer